UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2026
Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19350 State Highway 249, Suite 600
Houston, Texas 77070
(Address of principal executive offices) (Zip code)

(281) 453-2222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NCSM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2026, NCS Multistage Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”).  Three items of business were acted upon by stockholders at the Annual Meeting: (1) the election of two Class III Directors nominated by the Board of Directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers. Total votes eligible to be cast at the Annual Meeting as of the March 30, 2026 record date were 2,624,523, of which 2,228,707 votes were cast in person or by proxy, consisting of approximately 84.9% of the total eligible votes to be cast.

The voting results are as follows:

Proposal 1 — Election of Directors

			Broker
Names	For	Withheld	Non-Votes
John Deane	1,800,311	142,468	285,928
W. Matt Ralls	1,858,268	84,511	285,928

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

For	2,226,925
Against	849
Abstentions	933
Broker Non-Votes	—

Proposal 3 — Approve, on an advisory basis, the compensation of named executive officers

For	1,938,033
Against	3,111
Abstentions	1,635
Broker Non-Votes	285,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2026	NCS Multistage Holdings, Inc.

	By:	/s/ Mike Morrison
Mike Morrison
Chief Financial Officer and Treasurer